Exhibit 3.1

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

RFS HOLDING, L.L.C.

(A DELAWARE LIMITED LIABILITY COMPANY)

Dated September 29, 2008

RFS HOLDING, L.L.C.

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT dated as of September 29, 2008, adopted by RFS Holding, Inc., as the sole equity member (the “Existing Member”), and the Persons that shall become Members from time to time as herein provided.

Preliminary Statement

General Electric Capital Services, Inc. formed RFS Holding, L.L.C., a Delaware limited liability company under the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6 of the Delaware Code, as amended from time to time (the “Act”)).

General Electric Capital Services, Inc. transferred its membership interest in the Company and the Existing Member was admitted as a Member of the Company pursuant to the Contribution Agreement, dated as of June 27, 2003, between General Electric Capital Services, Inc., General Electric Capital Corporation and the Existing Member (as amended and restated by the parties thereto on November 1, 2004 and as further supplemented and amended from time to time, the Contribution Agreement”).

The Existing Member hereby adopts this Second Amended and Restated Limited Liability Company Agreement which shall amend and restate the First Amended and Restated Limited Liability Company Agreement dated June 26, 2003 which amended and restated the Limited Liability Company Agreement dated December 19, 2002 (the “Original Agreement”) as the “Limited Liability Company Agreement” of the Company within the meaning of Section 18-101(7) of the Act.

ARTICLE I

SECTION 1.1  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the “Definitions Addendum” attached to this Agreement and shall otherwise have the meanings assigned to such terms in the Act.

ARTICLE II

SECTION 2.1  Formation.  The Company was formed as a limited liability company pursuant to the provisions of the Act on December 19, 2002, by the filing of the Certificate of Formation with the office of the Secretary of State of Delaware.  The Certificate of Formation was amended by a Certificate of Amendment filed with the office of the Secretary of State of Delaware on June 25, 2003.  The Existing Member has adopted, confirmed and ratified said Certificate of Formation, as amended, and all acts taken in connection therewith.

ARTICLE III

SECTION 3.1  Name.  The name of the Company is RFS Holding, L.L.C.

ARTICLE IV

SECTION 4.1  Purposes.  The purpose to be conducted or promoted by the Company is to engage in the following activities:

(a)                                  (i)                                     to purchase, accept capital contributions of or otherwise acquire credit card receivables and other receivables arising in credit accounts (including interests or participations therein), recoveries and collections related to such credit card receivables (collectively, the “Receivables”) from GE Money Bank, its affiliates and any other originator of credit card receivables and any rights of GE Money Bank, its affiliates or such other affiliates related to the Receivables and any proceeds of the foregoing (collectively, the “Credit Account Assets”);

(ii)                                  to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the Receivables and other Credit Account Assets;

(iii)                               to issue and sell one or more series of Securities;

(iv)                              to act as settlor or depositor of trusts or other entities or to own equity interests in other limited liability companies or special purpose entities, each of which is formed to issue Securities (each, an “Issuer”);

(v)                                 to acquire, own, hold, transfer, assign, pledge, sell and otherwise deal with bonds, notes, certificates and other securities or interests issued by any interests in an Issuer or Securities issued by an Issuer;

(vi)                              to enter into, execute and deliver any underwriting agreement, purchase or placement agreement relating to the sale or placement of any securities issued by an Issuer, any sale and servicing agreement, pooling and servicing agreement, trust agreement, purchase agreement, administration agreement, custodial agreement, insurance agreement or any other agreement which may be required or advisable to effect the purchase, sale, administration or servicing of the Receivables and other Credit Account Assets or the issuance and sale of any Securities (each, a “Securitization Agreement”), and to perform its obligations under each Securitization Agreement to which it is a party;

(vii)                           to establish any reserve account, spread account or other credit or cash flow enhancement for the benefit of Securities issued by the Company or any Issuer and to loan, transfer or otherwise invest any proceeds from Receivables and other Credit Account Assets and any other income as determined by the Managers;

(viii)                        to purchase financial guaranty insurance policies for the benefit of any Security issued by the Company or any Issuer;

(ix)                                to enter into any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any Receivables and other Credit Account Assets or for the benefit of any Security issued by the Company or any Issuer;

(x)                                   to prepare, execute and file with the Securities and Exchange Commission registration statements, including a prospectus and forms of prospectus supplements, relating to Securities to be issued on a delayed or continuous basis and to register and qualify any Securities under the Blue Sky laws of any state or jurisdiction;

(xi)                                to prepare private placement memorandums relating to Securities to be offered and issued privately;

(xii)                             for federal, state or local tax purposes, to serve as “General Partner” or Member of any Issuer;

(xiii)                          to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes; and

(xiv)                         to issue Units, as evidenced by Unit certificates, on the terms and conditions set forth herein.

(b)                                 The Company, by or through any Officer or Manager on behalf of the Company, may enter into and perform the Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, together with any amendments or supplements thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.  The foregoing authorization shall not be deemed a restriction on the powers of any Officer or Manager to enter into other agreements on behalf of the Company.  Legal title to all assets, rights and property, whether real, personal or mixed, conveyed to, or held or acquired by, the Company shall reside in the Company and shall be conveyed only in the name of the Company, and no Member or any other Person, individually, shall have any ownership of such assets, rights or property.

(c)                                  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided for in the Act.

ARTICLE V

SECTION 5.1  Registered Office; Other Offices.  The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The Members may establish other offices of the Company at such locations within or outside the State of Delaware as the Members may determine.

ARTICLE VI

SECTION 6.1  Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporate Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

ARTICLE VII

SECTION 7.1  Except as required by the Act, the Company shall maintain the books and other records identified on Schedule I, which books and records shall be maintained by the Board of Managers in such manner as it shall determine.

ARTICLE VIII

SECTION 8.1  Admission of Members.  (a)  The limited liability company interests in the Company shall be represented by Units, which will have the rights and privileges set forth in this Agreement.  Amounts contributed in exchange for such Units shall be referred to as “Unit Capital” and on the receipt of such amounts the Company shall credit the amount to an account to be called the “Capital Account”.  Amounts contributed in exchange for Units above the par value for such Units shall be referred to as “Unit Premium” and on the receipt of such amounts the Company shall credit the amount to an account to be called the “Premium Account”. Subject to Section 8.1(c) below, the Board of Managers may issue Units to such Persons and for such consideration, if any, as it shall determine, so long as the aggregate par value of the Units issued does not exceed one billion United States dollars.

(b)                                 Each Unit shall represent an equal right to share in the profits and losses of the Company and to receive Distributions of the Company’s assets subject to the provisions of this Agreement and the Act. On any matter subject to a vote of the Members holding Units, each whole Unit shall be entitled to one (1) vote and each fractional Unit, if any are issued and outstanding, shall be entitled to a proportionate fractional vote.

(c)                                  The Board of Managers, in order to raise additional capital, acquire assets, redeem or retire Company debt, or for any other purpose as it may determine in its discretion, is authorized to cause the company to issue additional Units from time to time to the Existing Member or to a new Member or new Members, as the case may be, and admit such persons to the Company as Members.  A new Member may only be admitted to the Company as a Member if such new Member (i) has delivered to the Company its capital contribution, (ii) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto, and (iii) has delivered such additional documentation as the Company shall reasonably require to so admit such new Member to the Company.

(d)                                 The ownership of Units shall be reflected on a register of Members substantially in the form attached hereto as Schedule II (the “Register of Members”).  Unless otherwise determined by the Board of Managers, all transfers made in accordance with the terms of this Agreement shall be registered in the Register of Members and any transfers or purported transfers which are not made in accordance with the terms of this Agreement shall, to the fullest extent permitted by law, be void and shall not be registered in the Register of Members.  No fee shall be payable to the Company in connection with such registration. Each entry on the Register of Members shall be endorsed by a Manager or an Officer authorized by a Manager in accordance with Section 9.1 below.  No person shall be recognized as a Member for any purpose unless that person is shown to be the registered holder of a Unit in the Register of Members. A person shall be deemed admitted as a Member for so long as such person is registered a holder of a Unit in the Register of Members.

SECTION 8.2  Unit Certificates.

(a)                                  The Company shall issue certificates in respect of Units in the form set forth in Annex A.  Each certificate shall be signed by a Manager and shall set forth the number of Units represented by such certificate and the name of the owner thereof.  Any and all signatures on any such certificates may be facsimiles.  In case any Manager who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be a Manager before such certificate is issued, the certificate may be issued by the Company with the same effect as if he were a Manager at the date of issue.  All certificates for Units shall be consecutively numbered or otherwise identified.  The name of the Person to whom a certificate is issued and the number of Units represented thereby and date of issue shall be entered on the Register of Unit Certificates in the form attached hereto as Schedule III (the “Register of Unit Certificates”) maintained by the Company at an address in the United States as may be determined by the Board of Managers.  Any certificate issued in violation of the provisions of this Agreement shall be void.

(b)                                 In the event Units are transferred and all conditions contained in Article XIII have been met, it shall be the duty of the Company to effect the transfer by appropriate entries on the Register of Members and the Register of Unit Certificates, issue a new certificate to the Person entitled thereto and cancel the old certificate(s).

(c)                                  The Board of Managers or any transfer agent of the Company may direct one or more new certificate(s) representing Units of the Company to be issued in place of any certificate or certificates theretofore issued by the Company, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Managers (or any transfer agent so authorized) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Company a bond in such sum as the Board of Managers (or any transfer agent so authorized) shall direct to indemnify the Company against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

SECTION 8.3  Existing Member.

(a)                                  By execution of the Contribution Agreement, the Existing Member was admitted as a Member of the Company.  In accordance with Section 8.1(b), as a holder of Units, the Existing Member shall have such rights in and to the profits and losses of the Company and rights to receive distributions of the Company’s assets and such other rights and obligations, in accordance with the ownership of its Units as specified in Section 10.1 herein.  The name and the address of the Existing Member of the Company is as follows:

RFS Holding, Inc.

777 Long Ridge Road,

Building B, 3rd Floor

Stamford, CT 06927

Attention:  Manager of Finance - Securitization

(b)                                 Upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company (other than upon an assignment by the last remaining Member of all of its limited liability company interest in the Company and the prior or simultaneous admission of the transferee pursuant to Article XIII), each person acting as an Independent Manager pursuant to Section 9.3 shall, without any action of any Person and simultaneously with the last remaining Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 9.3; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member.  Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 9.3 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 9.3 shall not be a member of the Company.

ARTICLE IX

SECTION 9.1  Management.  (a) Board of Managers.  The business and affairs of the Company shall be managed by or under the direction of a board of one or more Managers (the “Board of Managers” and each, a “Manager”) designated by the Members.  The Members may determine at any time in their sole and absolute discretion the number of Managers to constitute the Board of Managers.  The authorized number of Managers may be increased or decreased by the Members at any time in their sole and absolute discretion, upon notice to all Managers, and subject in all cases to Section 9.3  The number of Managers on the date hereof shall be 4.  Each Manager elected, designated or appointed by Members shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal.  A Manager need not be a Special Member.  The Managers designated by the Existing Member are listed on Schedule IV hereto.

(b)                                 Powers.  Subject to Section 9.4, the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Section 4.1, the Board of Managers has the authority to bind the Company.

(c)                                  Meeting of the Board of Managers.  The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board of Managers may be held without notice at such time and at such place as shall from time to time be determined by the Board of Managers.  Special meetings of the Board of Managers may be called by the President or the Chief Financial Officer on not less than one day’s notice to each Manager by telephone, facsimile, mail, e-mail or any other means of communication, and special meetings shall be called by the President, the Chief Financial Officer or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

(d)                                 Quorum:  Acts of the Board of Managers.  At all meetings of the Board of Managers, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board of Managers.  If a quorum shall not be present at any meeting of the Board of Managers, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting if all members of the Board of Managers or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or committee, as the case may be.

(e)                                  Electronic Communications.  Members of the Board of Managers, or any committee designated by the Board of Managers, may participate in meetings of the Board of Managers, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)                                    Compensation of Managers; Expenses.  The Board of Managers shall have the authority to fix the compensation of Managers.  The Managers may be paid their expenses, if any, of attendance at meetings of the Board of Managers, which may be a fixed sum for attendance at each meeting of the Board of Managers or a stated salary as Manager.  No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

(g)                                 Removal of Managers.  Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Members, and any vacancy caused by any such removal or expulsion may be filled by action of the Members.

(h)                                 Managers as Agents.  To the extent of their powers set forth in this Agreement and subject to Section 9.4, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Managers, a Manager may not bind the Company.

SECTION 9.2  Managers to Provide Information to the Members.  It shall be the duty of each Manager to keep the Members reasonably informed as to material events relating to the Company, including, without limitation, all claims pending or threatened against the Company and the execution by such Manager on behalf of the Company of any material agreements or instruments.

SECTION 9.3  Independent Manager.  As long as any Obligation is outstanding, the Members shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Members.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, it is intended that the Independent Managers shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9.4.  No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, and (ii) shall have executed a counterpart to this Agreement as required by Section 8.3(b).  In the event of a vacancy in the position of Independent Manager, the Members shall, as soon as practicable, appoint a successor Independent Manager.  All right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Except as provided in the second sentence of this Section 9.3, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.  No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.  The Independent Manager of the Company on the date hereof is Kevin Burns.

SECTION 9.4  Limitations on the Company’s Activities.  (a)  This Section 9.4 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(b)                                 The Members shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Manager” or Sections 4.1, 8.1, 8.2, 8.3(b), 9.1, 9.3, 9.4, 12.1, 13.1, 14.1, 15.1, 16.1, or 17.2 or the Definitions Addendum of this Agreement without the unanimous written consent of the Managers (including all Independent Managers).  Subject to this Section 9.4, the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 17.2.

(c)                                  Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Managers, any Officer or any other Person, neither the Members nor the Managers nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Managers (including all Independent Managers), to take any Material Action, provided, however, that as long as any Obligation is outstanding, the Managers may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Manager then serving in such capacity.

(d)                                 The Managers and the Members shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if:  (1) the Managers shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied.  The Managers also shall cause the Company to:

(i)                                     maintain its own books and records and bank accounts separate from the Members or any other person;

(ii)                                  at all times hold itself out to the public and all other Persons as a legal entity separate from the Members and any other Person;

(iii)                               file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(iv)                              except as contemplated by the Transaction Documents, not commingle its assets with assets of the Members or any other Person;

(v)                                 conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(vi)                              maintain separate financial statements;

(vii)                           pay its own liabilities only out of its own funds;

(viii)                        maintain an arm’s length relationship with its Affiliates and the Members;

(ix)                                pay the salaries of its own employees, if any;

(x)                                   not hold out its credit or assets as being available to satisfy the obligations of others;

(xi)                                to the extent its office is located in the offices of any Affiliate, pay fair market rent for its office space located therein, and otherwise allocate fairly and reasonably any overhead expenses shared with any Affiliate, and not engage in any business transaction with any Affiliate unless on an arm’s-length basis;

(xii)                             use separate stationery, invoices and checks;

(xiii)                          except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

(xiv)                         correct any known misunderstanding regarding its separate identity;

(xv)                            maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xvi)                         cause its Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(xvii)                      not acquire any securities of the Members and

(xviii)                   cause the Managers, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Members or the Managers on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Managers.

(e)                                  So long as any Obligation is outstanding, the Managers shall not cause or permit the Company to:

(i)                                     except as contemplated by the Transaction Documents, guarantee or become obligated for the debts of any Person, including any Affiliate;

(ii)                                  engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 4.1, the Transaction Documents or this Section 9.4;

(iii)                               incur, create or assume any indebtedness other than as expressly permitted hereunder and under the Transaction Documents;

(iv)                              make or permit to remain outstanding any loan or advance to, or except as permitted by Section 9.4(c), own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction

Documents and permit the same to remain outstanding in accordance with such provisions;

(v)                                 to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents; or

(vi)                              except as contemplated by Section 4.1(a) or Section 9.4(c), form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

SECTION 9.5  Officers.

(a)                                  Officers.  The Officers of the Company designated by the Existing Member as of the date hereof are listed on Schedule IV attached hereto.  The additional or successor Officers of the Company shall be chosen by the Managers and shall consist of at least a President, a Chief Financial Officer, a Secretary and a Treasurer.  The Managers may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Managers may appoint such other Officers and agents as they shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Managers.  The Officers of the Company shall hold office until their successors are chosen and qualified.  Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Managers.  Any vacancy occurring in any office of the Company shall be filled by the Managers.

(b)                                 President.  The President shall be the principal executive officer of the Company, shall preside at all meetings of the Managers, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Managers are carried into effect.

(c)                                  Chief Financial Officer.  The Chief Financial Officer shall be the principal financial officer of the Company and shall be responsible for the financial affairs of the Company.  In the absence of the President or in the event of the President’s inability to act, the Chief Financial Officer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Chief Financial Officer shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(d)                                 Vice President.  In the absence of the President or in the event of the President’s inability to act, and in the event the Chief Financial Officer is unable to perform the President’s duties, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the

President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(e)                                  Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Managers and record all the proceedings of the meetings of the Company and of the Managers in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Members, if any, and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Managers (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(f)                                    Treasurer and Assistant Treasurer.  The Treasurer shall be the principal accounting officer of the Company and shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers.  The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the President and to the Managers, at its regular meetings or when the Managers so require, an account of all of the Treasurer’s transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Managers (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.

(g)                                 Officers as Agents.  Any Officer shall be authorized to execute any Transaction Document and all bonds, mortgages and other contracts, except:  (i) where required by law or this Agreement to be otherwise signed and executed, including Section 4.1(b) and (ii) where signing and execution thereof shall be expressly delegated by the Managers to some other Officer or agent of the Company.

ARTICLE X

SECTION 10.1  Capital Contributions.  On the date of execution of the Contribution Agreement, the Existing Member received a capital contribution from General Electric Capital Services, Inc. representing all of the limited liability company interest of the Company.  On the date hereof, the Company will issue 10,000 Units each at a par value of $1 to the Existing Member which shall represent all of the Existing Member’s limited liability company interest of the Company on the date hereof.

ARTICLE XI

SECTION 11.1  Additional Contributions.  The Members shall have no obligation to make any additional capital contribution in exchange for Units in the Company after the date hereof, but any Member may elect to do so from time to time.  The provisions of this Agreement, including this Section 11.1, are intended to benefit the Members and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Members and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

ARTICLE XII

SECTION 12.1  Distributions.  Distributions shall be made to the holders of Units at the times and in the aggregate amounts determined by the Members, subject to the limitations of the Act.  A person named on the Register of Members as being a holder of Units on the declaration date of a Distribution shall be entitled to receive such Distribution in accordance with the terms hereof.

SECTION 12.2  Distribution upon Withdrawal.  Upon withdrawal in accordance with, and subject to, Section 18-604 of the Act, any withdrawing Member shall not be entitled to receive any Distribution and shall not otherwise be entitled to receive the fair market value of its Unit or Units, as applicable.

ARTICLE XIII

SECTION 13.1  Transfers.  (a)  Any holder of Units may transfer such Units only in accordance with this Article XIII. A Member other than the Existing Member may not Transfer any part of its Unit or Units, as applicable, without the prior written consent of the Existing Member, which consent may be withheld by the Existing Member in its sole discretion.  Any purported Transfer of any Unit or fraction of any Unit, as applicable, in contravention of this Section 13.1 shall be null and void and of no force or effect whatsoever.

(b)                                 A transferee of a Member’s Unit shall be admitted to the Company only if such transferee (i) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto and (ii) has delivered such additional documentation as the Existing Member shall reasonably require to so admit such transferee to the Company.  Upon satisfaction of the conditions in the preceding sentence, and registration in the Register of Members in accordance with Section 8.2(b) above, such transferee shall be admitted as a Member and shall be entitled to the rights of a Member under this Agreement and the Act.  Notwithstanding anything contained herein to the contrary, both the Company and the Members shall be entitled to treat the transferor of a Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Transfer that conforms to the requirements of this Section 13.1 and is reasonably satisfactory to the Existing Member has been received by the Company.  The effective date of any Transfer permitted under this Agreement shall be the close of business on the day of receipt thereof by the Company; provided, however, the last remaining Member may not Transfer all of its Units unless the transferee is admitted as a substitute Member immediately prior thereto.

SECTION 13.2  Restrictions on Expulsion.  No Member shall be expelled as a Member under any circumstances.

ARTICLE XIV

SECTION 14.1  Liability of Members.  Except as required by the Act, no Member or any Manager, agent, shareholder, director, employee or incorporator of any Member, in its capacity as such, will be liable for the debts, obligations and liabilities of the Company or any other Member, whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company or such other Member, as applicable.

ARTICLE XV

SECTION 15.1  Exculpation and Indemnification of Members and Managers.  (a)  No Indemnified Party shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act performed or any act omitted by such Indemnified Party in connection with any matter arising from, or related to, or in connection with this Agreement or the Company’s business or affairs; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

(b)                                 The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each Indemnified Party against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, this Agreement or the Company’s business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party’s acts were committed in bad faith or were the result of active and deliberate dishonesty or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled.

(c)                                  Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

(i)                                     be in addition to any liability that the Company may otherwise have;

(ii)                                  inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party; and

(iii)                               be limited to the assets of the Company that would otherwise be available for distribution to the Members.

Notwithstanding any other provision of this Agreement, the Company shall not, and shall not be obligated to, pay any amount pursuant to this Section 15.1 unless the Company has received funds which may be used to make such payment and which funds are not required to repay any other obligations of the Company when due. To the fullest extent permitted by law, any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or corporate obligation of, the Company.

(d)                                 This Article XV shall survive any termination of this Agreement and the dissolution of the Company.

ARTICLE XVI

SECTION 16.1  Duration and Dissolution.  (a) Subject to Section 9.4 and the following sentence, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following:  (i) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.  Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (A) to continue the Company and (B) to admit the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

(b)                                 Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or a Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(c)                                  Notwithstanding any other provision of this Agreement, each Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the bankruptcy or insolvency of such Member or Special Member, or the occurrence of an event that causes such Member or Special Member to cease to be a member of the Company.

(d)                                 In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)                                  The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company (including all Obligations of the Company), shall have been distributed to the Members in the manner provided for in this Agreement and the Act and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

ARTICLE XVII

SECTION 17.1  [RESERVED]

SECTION 17.2  Amendments.  Subject to Section 9.4, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Members.  Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Transaction Documents.

SECTION 17.3  Headings.  The titles of Sections of this Agreement are for convenience or reference only and shall not define or limit any of the provisions of this Agreement.

SECTION 17.4  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 17.5  Separability of Provisions.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

SECTION 17.6  Further Assurances.  The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

SECTION 17.7  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.  Executed counterparts may be delivered electronically.

SECTION 17.8  Effectiveness.  This Agreement shall be effective as of the date first written above.

[Signature Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

EXISTING MEMBER:

RFS HOLDING, INC.

By:	/s/ Ravi Ramanujam
Name: Ravi Ramanujam
Title: Vice President

INDEPENDENT MANAGER (who may become a Special Member):

/s/ Kevin P. Burns
Name: Kevin P. Burns

DEFINITIONS ADDENDUM
TO THE
LIMITED LIABILITY COMPANY AGREEMENT

“Act” is defined in the Preliminary Statement.

“Affiliate” means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person or group of Persons, shall mean the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, including any actions amending, modifying or supplementing this Second Amended and Restated Limited Liability Company Agreement.

“Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board of Managers” has the meaning set forth in Section 9.1(a).

“Capital Account” has the meaning set forth in Section 8.1(a).

“Certificate of Formation” means the Certificate of Formation of RFS Holding, L.L.C., as amended from time to time.

“Company” means RFS Holding, L.L.C., a Delaware limited liability company.

“Contribution Agreement” shall have the meaning set forth in the Preliminary Statement.

“Credit Account Assets” has the meaning set forth in Section 4.1(a)(i).

“Distributions” means distributions of money or other property made by the Company with respect to Units.  All Distributions shall be made with respect to each Unit equally unless otherwise provided in this Agreement or agreed upon by all of the Members.  Distributions shall not include the payment of money or other property to holders of Units or other securities of the Company for reasons other than their ownership of such Units or securities.  No Distributions shall be made to any Special Member.

“Existing Member” has the meaning assigned in the preamble.

 “Indemnified Party” means a Member, Manager, employee, organizer or agent of the Company or any officer, agent, shareholder, director, employee or incorporator of the Existing Member.

“Independent Manager” means a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not:  (i) an employee, director, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Manager of the Company or independent manager or independent director of any Affiliate whose purposes are restricted to those substantially similar to those in Section 4.1); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

 “IRC” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Issuer” has the meaning set forth in Section 4.1(a)(iv).

“Manager” is defined in Section 9.1.

“Material Action” means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (except pursuant to a Transaction Document), or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law,  dissolve or liquidate the Company.

“Member” means any Person who acquires a Unit pursuant to the provisions of this Agreement and is admitted as a member of the Company in accordance with the terms hereof so long as such Person continues to be a member and is named on the Register of Members; provided, however, the term “Member” shall not include the Special Member.

“Obligations” shall mean any Securities and the indebtedness, liabilities and obligations issued under or in connection with any Securitization Agreement, the other Transaction Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 9.5.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof or any other entity of whatever nature.

“Premium Account” has the meaning set forth in Section 8.1(a).

“Rating Agency” means any nationally recognized statistical rating organization currently rating any Security.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal or qualification of the then current rating by such Rating Agency of any of the Securities.

“Receivables” has the meaning set forth in Section 4.1(a)(i).

“Register of Members” has the meaning set forth in Section 8.1(d).

“Register of Unit Certificates” has the meaning set forth in Section 8.2(a).

“Securitization Agreement” has the meaning set forth in Section 4.1(a)(vi).

“Security” means any bond, note, certificate or other security issued by the Company or an Issuer and secured primarily by or evidencing beneficial ownership interest in the Receivables and Credit Account Assets.

 “Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 8.3(b), a person acting as Independent Manager, in such person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transaction Documents” means this Agreement, any Securitization Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Transfer” means (i), as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and (ii), as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

“Unit Capital” has the meaning set forth in Section 8.1(a).

“Unit Premium” has the meaning set forth in Section 8.1(a).

“Units” means the limited liability company interests in the Company having the characteristics described in Section 8.1(a).

SCHEDULE I
TO LIMITED LIABILITY COMPANY AGREEMENT
OF
RFS HOLDING, L.L.C.

Books and Records Maintained by the Company

Register of Unit Certificates

Register of Members

Other Books and Records as determined by the Board of Managers

SCHEDULE I

SCHEDULE II
TO LIMITED LIABILITY COMPANY AGREEMENT
OF
RFS HOLDING, L.L.C.

Form of Register of Members

Name and Address of each Member or Holder of Units	Number of Units Held	Par Value	Endorsement	Date of Entry onto Register

SCHEDULE II

SCHEDULE III
TO LIMITED LIABILITY COMPANY AGREEMENT
OF
RFS HOLDING, L.L.C.

Form of Register of Unit Certificates

Name and Address of Member	Number of Units Issued	Certificate Number	Par Value	Date of Issuance	Number of Units Cancelled	Date of Cancellation	Number of Units Held

SCHEDULE III

SCHEDULE IV
TO LIMITED LIABILITY COMPANY AGREEMENT
OF
RFS HOLDING, L.L.C.

Managers and Officers

Officer	Title
Mark Begor	President and Principal Executive Officer
Robert C. Green	Chief Financial Officer, Principal Financial Officer and Manager
George Greco	Treasurer and Principal Accounting Officer
Andrew Donnelly	Tax Director and Vice President
Ravi Ramanujam	Vice President and Manager
David Schulz	Vice President and Manager
Douglas Tilden	Vice President
Ricky B. Davis	Secretary and Vice President
Michael P. Paolillo	Assistant Secretary and Vice President
Kevin P. Burns	Independent Manager

SCHEDULE IV

ANNEX A
TO LIMITED LIABILITY COMPANY AGREEMENT
OF
RFS HOLDING, L.L.C.

Form of Unit Certificates

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.  TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW), ADOPTED BY THE COMPANY’S MEMBER.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

Certificate:	[# ]

Issuer:	RFS Holding, L.L.C.
777 Long Ridge Road,
Building B, 3rd Floor
Stamford, CT 06927

Member:	[NAME OF MEMBER]

[ADDRESS OF MEMBER]

Membership Units Held	Par Value	Date of Issue

The Company, hereby certifies that [                            ] (together with any assignee of this Certificate, the “Holder”) is the registered owner of [      ] Units representing limited liability company interests in the Company.  The rights, powers, preferences, restrictions and limitations of the Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of September 29, 2008, as the same may be further amended or restated from time to time (the “Limited Liability Company Agreement”).  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.  The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.  The Company shall maintain books for the purpose of registering the transfer of Units.  Transfer of any or all of the Units evidenced by this Certificate is subject to certain restrictions in the Limited Liability Company Agreement and can be effected only after compliance with all of those restrictions and the presentation to the Company of the Certificate, accompanied by an assignment in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferor in such Transfer, and an application for transfer in the form appearing on the reverse side of this Certificate, duly completed and executed by and on behalf of the transferee in such Transfer.

Signed
Manager

ANNEX A-1

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF UNITS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                    (print or typewrite name of transferee),                                      (insert Social Security or other taxpayer identification number of transferee), the following specified Units of limited liability company interests in the Company:                              (identify the number of Units being transferred) effective as of the date specified in the Application for Transfer of Units below, and irrevocably constitutes and appoints                                                      and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)
Address:

APPLICATION FOR TRANSFER OF UNITS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the Units described above (the “Transfer”) and applies to be admitted to the Company as a member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the Units described above.  Initially capitalized terms used herein and not otherwise defined herein are used as defined in the Limited Liability Company Agreement.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a Member shall be effective as of                                                             .

Name of Transferee (Print)

Dated:	Signature:
(Transferor)
Address:

The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a Member of the Company effective as of the date and time directed above, (c) agrees to record, as promptly as possible, in the Register of Members the admission of the Applicant as a Member, and (d) agrees to record the Transfer, as promptly as possible, in the Register of Unit Certificates.

RFS HOLDING, L.L.C.

By:
Name:
Title:

ANNEX A-2